UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WGNB CORP.
(Exact name of registrant as specified in its charter)

Georgia (State of incorporation or organization)	58-1640130 (I.R.S. Employer Identification No.)

201 Maple Street P.O. Box 280 Carrollton, Georgia (Address of principal executive offices)	30117 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

9.0% Series A Convertible Preferred Shares, no par value	The Nasdaq Stock Market, LLC*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-151820

Securities to be registered pursuant to Section 12(g) of the Act: None

* Application has been made for listing pursuant to the requirements of The Nasdaq Stock Market, LLC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Incorporated by reference herein are the sections entitled “Description of the Series A Preferred” and “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on June 20, 2008 (Securities Act File No. 333-151820), and as subsequently amended by Amendment No. 2 to Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on June 23, 2008 (the “Form S-1”).

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement:

3.1	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10-SB filed June 14, 2000 (the “Form 10-SB”))

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed June 19, 2008)

3.3
Second Articles of Amendment to Amended and Restated Articles of Incorporation (Regarding Designations, Preferences and Rights of Series A Convertible Preferred Stock) (Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed June 26, 2008)

3.4
Third Articles of Amendment to Amended and Restated Articles of Incorporation (Regarding Designations, Preferences and Rights of Series A Convertible Preferred Stock) (Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed July 22, 2008)

3.5	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Form 10-SB)

4.1	See exhibits 3.1 through 3.5 for provisions of Company’s Articles of Incorporation and Bylaws Defining the Rights of Shareholders

4.2	Specimen certificate representing shares of Common Stock (Incorporated by reference to Exhibit 4.2 to the Form 10-SB)

4.3	Specimen certificate representing shares of Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 4.3 to the Form S-1)

4.4	Amended and Restated Trust Agreement dated July 2, 2007 (Incorporated by reference to Exhibit 4.1 to WGNB Corp.’s Current Report on Form 8-K filed July 6, 2007 (the “July 2007 Form 8-K”)

4.5	Indenture, dated July 2, 2007, by and between WGNB Corp. and Wilmington Trust Company (Incorporated by reference to Exhibit 4.2 to the July 2007 Form 8-K)

4.6	Guarantee Agreement, dated July 2, 2007, by and between WGNB Corp. and Wilmington Trust Company (Incorporated by reference to Exhibit 4.3 to the July 2007 Form 8-K)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WGNB Corp.

By:	/s/ Steven J. Haack

Name: Steven J. Haack Title: Secretary and Treasurer

Date: August 4, 2008